SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 2010

Goldspan Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6260 South Rainbow Blvd., Suite 110, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (818) 340-4600

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01     Entry Into A Material Definitive Agreement

Initial Stock Purchase In X9 Gold Development, Inc.

On March 26, 2010, we entered into a Stock Purchase and Acquisition Agreement (hereinafter, the “Agreement”) with X9 Gold Development, Inc., a private Delaware corporation (hereinafter “X9”).  Under the Agreement, we have agreed to purchase seventy five (75) shares of X9's common stock from X9 for the amount of $5,000 per common share or for the aggregate amount of $375,000.  The shares we have agreed to purchase will represent seven and one half percent (7.5%) of X9's total authorized, issued and outstanding stock.  Under the Agreement, we are obligated to seek private equity funding of up to $2 million, $375,000 of which will be used to fund our contemplated purchase of 7.5% of X9's total authorized, issued and outstanding stock.   The remaining equity capital raised will be used to fund additional testing and development of the “B9 Bubble Mill” technology (discussed below) under a budget to be mutually agreed.

Under the Agreement, our purchase of 7.5% of X9's total authorized, issued and outstanding stock is contingent upon our ability to raise minimum funds in the amount of the $375,000 purchase price and upon our payment of the purchase price to X9 within 120 days of the date of the Agreement.  Accordingly, our ability to fund the $375,000 purchase price required under the Agreement will be dependent upon our ability to raise substantial additional equity capital. We currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary under the Agreement, or on terms that are financially feasible.

The “B9 Bubble Mill” Process

Under a License Agreement with B9 Plasma, Inc., a private Delaware corporation, X9 is the licensee of certain intellectual property comprising a unique milling process for precious metal ores and tailings known as the “B9 Bubble Mill” process.  The B9 Bubble Mill process uses the violent collapse of microscopic bubbles in aqueous solutions to reduce particulate solid sizes in ores and tailings from an average 200 microns to less than 35 microns, freeing trapped included particles of gold and other recoverable metals from their containing mineral matrixes.  The process is automated and self-contained, requiring only ore or tailings and water as feedstock.  The B9 Bubble Mill process is suitable for a variety of particle size reduction or degradation applications as an alternative to conventional grinding or milling.  The B9 Bubble Mill uses computer-controlled aqueous solution bubble collapse as the mechanism of action, providing additional features, processing options, and capabilities not possible with current micron milling technology.

The B9 Bubble Mill uses computer-controlled aqueous solution bubble collapse as the mechanism of action, providing additional features, processing options, and capabilities not possible with current micron milling technology.  The process has the following advantages when compared to conventional grinding or milling of precious metal ores and tailings:

1.
B9 Bubble Mill Process Catalyzes Oxidation – Refractory or sulfide ores are conventionally roasted or oxidized prior to micron milling as a separate operation.  The B9 Bubble Mill process acts on materials both mechanically and chemically in a single step, providing the desired mineral oxidation in conjunction with micron milling, reducing processing time, material handling, and consequent costs.

2.
Simple, Rugged Equipment – B9 Bubble Milling requires less and simpler hardware then conventional milling or grinding equipment.  Fewer moving parts translates into less maintenance, decreased equipment downtime, lower initial equipment costs and fewer wear parts to replace during equipment lifetime.

3.
Readily Adaptable to Existing Hydrometallurgical Processes – The B9 Bubble Mill uses collapsing bubbles in water or aqueous solutions for particle reduction.  Connections to existing vat leach or batch separation processes is simplified.  In addition, lixiviant use can be combined with milling in the B9 Bubble Mill, reducing handling and enhancing extraction efficiency.

4.
Milling Media Wear Eliminated – The B9 Bubble Mill uses water as the milling media, the actual milling work occurs when the bubbles formed in the water collapse.  Each bubble is new, so there is no milling media consumption and process water is recycled.

Potential Acquisition Of X9 Gold Development, Inc.

Pending our raise of private equity funding, as discussed above, our management will be conducting additional due diligence on the B9 Bubble Milling process, including an inspection of X9’s laboratory facilities and observing the processing of test samples using the process.  Under the Agreement, X9 has agreed to perform certain testing under our observation as follows:

•
X9 shall test up to ten (10) gold ores and tailings. The tests shall demonstrate the ability of the technology to reduce ore with a majority of 150 micron size or more to a state in which 85 % of the ore is 35 microns or less. Goldspan and X9 shall use their collective efforts to provide all samples. X9 may reject a sample for testing at its sole discretion. (for example: Material may not have sufficient gold and/or be too contaminated to test in B9 laboratory, etc.)

•	The test shall be deemed successful if eight of the ten tests produce the following:
i) 85% of the material is milled below 35 microns, and
ii) 85% of the material tests at 85% in an independent Aqua Regia assay.

•	Goldspan shall have the right to review B9 protocols, test results and assay certificates, which assay certificates will be obtained from ALS Chemex or a substantially similar independent lab.

Contingent upon both (i) our payment of the $375,000 purchase price and consummation of our purchase of 7.5% of X9's total authorized, issued and outstanding stock, as discussed above, and (ii) satisfaction of the conditions of the B9 Bubble Milling process test described above, the Agreement calls for our acquisition of all of the remaining issued and outstanding stock in X9.  Under the contemplated acquisition, all of the remaining issued and outstanding shares of common stock in X9 would be exchanged for a total of 9,250,000 new common shares in Goldspan Resources, Inc.

Within 30 days of the satisfaction of the conditions precedent to the contemplated acquisition of the remaining issued and outstanding stock of X9, we must give X9 notice of our election to proceed with a share exchanged under the terms described above.

The foregoing is a summary of the material terms of the Agreement, which should be reviewed in its entirety for further detail.

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Stock Purchase and Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldspan Resources, Inc.

/s/ Leon M. Caldwell
Leon M. Caldwell
President, Chief Financial Officer, and Director
Date: March 29, 2010